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                                                                    EXHIBIT 23.4

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this registration statement of Legato Systems, Inc. on Form S-4 of our report dated July 24, 1997 on the consolidated financial statements and financial statement schedule of Qualix Group, Inc. as of June 30, 1997 and for the year then ended, appearing in the annual report on Form 10-K/A of Legato Systems, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the proxy statement/prospectus, which is part of this registration statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
December 20, 1999